UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018 (June 1, 2018)
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InfoSonics Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48 NW 25th Street

Miami, FL 33127
(Address of principal executive offices, including zip code)

(786) 675-5246
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 1, 2018, InfoSonics Corporation (the “Company”) entered into one or more subscription agreements (each, a “Subscription Agreement”) with certain purchasers, relating to the sale and issuance by the Company of units (“Units”) of securities of the Company comprised of (i) one share of common stock of the Company, par value $0.001 (“Common Stock”) or one share of 0% Series A Convertible Preferred Stock of the Company, par value $0.001 per share, which is convertible into shares of Common Stock (“Preferred Stock”), and (ii) one warrant to purchase one share of Common Stock with an exercise price equal to $3.02 per share, subject to adjustment therein (“Warrant”), for a Unit purchase price of $3.14 per Unit. The Company sold 1,183,116 Units in total for an aggregate capital raise of approximately $3,715,000, as provided in more detail below.

Of the aggregate 1,883,116 Units sold by the Company, 885,346 Units were comprised of (i) one share of Common Stock and (ii) one Warrant. The 885,346 shares of Common Stock contained in these Units were sold in a transaction registered pursuant to a Form S-3 registration statement (the “Offering”). The Common Stock sold pursuant to the Offering was sold at $3.01 per share, for an aggregate capital raise of approximately $2,665,000. The shares of Common Stock are being issued pursuant to an effective shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2015, which is effective as of June 5, 2015 (File No. 333-204469) (the “Registration Statement”). Two prospectus supplements relating to the Offering have been filed with the SEC.

Of the aggregate 1,883,116 Units sold by the Company, 297,770 Units were comprised of (i) one share of Preferred Stock and (ii) one Warrant. The 297,770 shares of Preferred Stock contained in these Units were sold in a transaction pursuant to a private placement (“Private Placement”).  The Preferred Stock sold pursuant to the Private Placement was sold at $3.01 per share, for an aggregate capital raise of approximately $896,000. The shares of Preferred Stock are being issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) thereof and Regulation D thereunder.

Of the aggregate 1,883,116 Units sold by the Company, all such units were comprised of Warrants, as described above.  The 1,183,116 Warrants were sold to the purchasers in a transaction pursuant to the Private Placement. The Warrants sold pursuant to the Private Placement were sold at $0.13 per Warrant, for an aggregate capital raise of approximately $154,000.  The Warrants are being issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and Regulation D thereunder. Subject to the purchaser not owning more than 4.99% of the aggregate outstanding shares of Company common stock following the purchaser’s exercise of the Warrants, the Warrants shall be exercisable commencing six months from the date hereof and have a term of exercise equal to three years from the date of issuance.

The Company intends to use the approximately $3,715,000 in net proceeds from the sale of Units towards working capital and for other general corporate purposes. The Subscription Agreements contain customary representations, warranties and agreements by the purchaser.

The foregoing descriptions of the Subscription Agreements and the Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of each such document, the forms of which are attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The legal opinion of Perkins Coie LLP relating to the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is hereby incorporated by reference in this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

On June 5, 2018, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)On June 4, 2018, Robert Picow resigned as a member of the board of directors (the “Board”) of InfoSonics Corporation (the “Company”).

(d)One June 4, 2018, the Board elected Michael Galloro to the Board to fill the vacancy created by the resignation of Mr. Picow.

Mr. Galloro’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors. There are no arrangements or understandings between Mr. Galloro and any other persons pursuant to which Mr. Galloro was selected as a director, and there are no transactions in which Mr. Galloro has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Galloro has been named to the Audit Committee, Compensation Committee, and Nominating Committee of the Company’s Board, and will serve as the Chairman of the Audit Committee.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
4.1	Form of Warrant.
5.1	Legal Opinion of Perkins Coie LLP.
10.1	Form of Subscription Agreement.
99.1	Press Release dated June 6, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

Date:	June 6, 2018	By:	/s/ Alfredo Carrasco
Alfredo Carrasco
Chief Financial Officer